FOR IMMEDIATE RELEASE

CONTACT: Walter E. Daller Jr., President and CEO

PHONE: 215-256-8851 ext. 1201

HARLEYSVILLE NAT'L CORP. ENDS 2002 WITH RECORD EARNINGS

HARLEYSVILLE, PA (January 09, 2003)- Harleysville National Corporation (HNC) (Nasdaq:HNBC), today announced record fourth quarter 2002 earnings of $8,323,000, a 10.3% increase over fourth quarter 2001 earnings of $7,545,000. Net income for the year ending December 31, 2002, was $32,927,000, a 14.3% increase over the $28,820,000 for the comparable period in 2001. The company's consolidated total assets were $2,490,864,000 at December 31, 2002, 12.8% above the December 31, 2001, level of $2,208,971,000.

For the quarter ending December 31, 2002, diluted earnings per share of $.42 were 10.5% higher than the $.38 earned during the fourth quarter of 2001, and basic earnings per share at $.43 were up 10.3% from $.39 in the fourth quarter of 2001. For the year ending December 31, 2002, diluted earnings per share of $1.67 were up 14.4% from the $1.46 in the comparable period last year. Basic earnings per share of $1.72 for the year ending December 31, 2002, were 14.7% higher than the $1.50 in 2001.

"We are very pleased to have ended 2002 with such great performance," said Walter E. Daller Jr., President and CEO of HNC. "We have maintained strong returns and improved loan quality during a very difficult economic environment," he added.

Net interest income on a fully tax-equivalent basis in 2002 grew $7,811,000 or 9.8% over the same period in 2002. This rise in tax-equivalent net interest income was due to an increase in earning asset volumes, primarily in investment securities. The net interest margin for 2002 of 4.00%, decreased from the 2001 net interest margin of 4.09%. The lower net interest margin is a reflection of the growth in investments outpacing the growth in loans during 2002. Average year-to-date earning assets grew $236,754,000 or 12.2% during this period. Contributing to this growth were total average year-to-date investments that grew $162,021,000 or 24.5% and average year-to-date loans that grew $68,550,000, or 5.4%. Loan growth was primarily due to increases in both commercial loans and home equity loans, partially offset by lower indirect auto financing and vehicle leases. The rise in earning assets was primarily funded by the 13.1% rise in deposits including core deposit growth of 15.2%.

Strong fourth quarter results were also reflected in the company's loan quality. Non-performing assets, including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due was .27% of total assets at December 31, 2002, an improvement from the .40% at December 31, 2001. As of December 31, 2002, aggregate loans past due 90 days or more and still accruing interest were $1,193,000, a 38.1% reduction compared to the December 31, 2001, level of $1,926,000. The allowance for loan losses to nonperforming loans was 272.8% at December 31, 2002, compared to 187.9% at December 31, 2001.

Other operating income of $19,048,000 earned in 2002, net of security gains, increased $1,452,000, or 8.3%, from the same period in 2001. This rise in other operating income is the result of increases in service charges, bank-owned life insurance (BOLI) and trust fees of $1,453,000, $217,000 and $24,000, respectively. Partially offsetting these increases was a reduction in other income. The source of the reduction in other income was lower fees generated from HNC Reinsurance Company. Net of the reduction in fees generated by HNC Reinsurance Company, other income grew $800,000 or 19.3%. This growth is the result of increases in gains on the sale of residential mortgage loans, mortgage servicing fees and ATM fees. The gains on the sale of securities were $3,475,000 in 2002 compared to $4,629,000 in 2001. HNC Reinsurance Company was formed during 2001 to generate fees through reinsuring consumer loan credit life and accident and health insurance.

The 2002 other operating expenses of $56,297,000 increased $1,254,000 or 2.3% from $55,043,000 in 2001. Salaries, wages and employee benefits grew $3,145,000, occupancy increased $535,000 and furniture and fixtures rose $291,000. Partially offsetting these increases was a $2,717,000 decrease in other operating expenses. This decrease is primarily related to a reduction in expenses related to HNC Reinsurance Company and a lower required accrual for the off-lease vehicles residual reserve.

Providing Real Life Financial Solutions, Harleysville National Corporation (HNC) has assets in excess of $2.4 billion and operates 40 banking offices in 9 counties throughout Eastern Pennsylvania through its three subsidiary banks -- Harleysville National Bank and Trust Company, Citizens National Bank and Security National Bank. Investment Management and Trust Services are provided throughout the company by Harleysville National Bank and Trust Company. Harleysville National Corporation's stock is traded in the over-the-counter market under the symbol "HNBC" and commonly quoted under Nasdaq National Market Issues.

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This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.

(unaudited)

For the period:			Three Months Ended			Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2002	2002	2002	2002	2001	2002	2001
Interest Income	$ 32,371	$ 33,118	$ 33,452	$ 33,689	$ 34,624	$ 132,630	$ 138,679
Interest Expense	13,088	13,439	13,002	13,081	14,857	52,610	64,937
Net Interest Income	19,283	19,679	20,450	20,608	19,767	80,020	73,742
Provision For Loan Losses	969	956	1,094	1,351	968	4,370	3,930
Net Interest Income After
Provision For Loan Losses	18,314	18,723	19,356	19,257	18,799	75,650	69,812

Service Charges	1,929	1,846	1,627	1,521	1,592	6,923	5,470
Security Gains, Net	282	719	1,243	1,231	706	3,475	4,629
Trust Income	955	896	1,031	883	858	3,764	3,740
Bank-Owned Life Insurance Income	789	631	631	638	653	2,689	2,472
Other Income	1,485	1,349	1,587	1,250	2,847	5,672	5,914
Total Other Income	5,440	5,441	6,119	5,523	6,656	22,523	22,225

Salaries, Wages and Employee Benefits	7,182	7,550	7,396	7,685	7,023	29,813	26,668
Occupancy	927	844	821	1,237	837	3,829	3,294
Furniture and Equipment	1,500	1,428	1,319	1,288	1,469	5,535	5,244
Other Expenses	3,994	3,679	5,178	4,269	6,265	17,120	19,837
Total Other Operating Expenses	13,603	13,501	14,714	14,479	15,594	56,297	55,043

Income Before Income Taxes	10,151	10,663	10,761	10,301	9,861	41,876	36,994
Income Tax Expense	1,828	2,250	2,383	2,488	2,316	8,949	8,174
Net Income	$ 8,323	$ 8,413	$ 8,378	$ 7,813	$ 7,545	$ 32,927	$ 28,820

Per Common Share Data:
Weighted Average Common Shares - Diluted	19,641,918	19,687,990	19,653,576	19,690,686	19,634,662	19,700,487	19,698,964
Weighted Average Common Shares - Basic	19,063,209	19,113,519	19,131,175	19,180,591	19,179,700	19,121,778	19,221,254
Net Income Per Share - Diluted	$ 0.42	$ 0.43	$ 0.42	$ 0.40	$ 0.38	$ 1.67	$ 1.46
Net Income Per Share - Basic	$ 0.43	$ 0.44	$ 0.44	$ 0.41	$ 0.39	$ 1.72	$ 1.50
Cash Dividend Per Share	$ 0.210	$ 0.171	$ 0.162	$ 0.162	$ 0.181	$ 0.705	$ 0.619
Book Value	$ 10.84	$ 10.93	$ 10.88	$ 10.15	$ 10.20
Market Value	$ 26.53	$ 24.14	$ 25.72	$ 22.18	$ 22.43

	2002	2002	2002	2002	2001
Asset Quality Data:	4Q	3Q	2Q	1Q	4Q
Nonaccural Loans	$ 5,109	$ 5,325	$ 4,888	$ 5,357	$ 6,354
90 + Days Past Due Loans	1,193	1,580	1,005	649	1,926
Nonperforming Loans	6,302	6,905	5,893	6,006	8,280
Net Assets In foreclosure	390	473	658	459	609
Nonperforming Assets	6,692	7,378	6,551	6,465	8,889
Loan Loss Reserve	17,190	17,139	16,855	16,125	15,558
Loan Loss Reserve / Loans	1.29%	1.28%	1.25%	1.21%	1.18%
Loan Loss Reserve / Nonperforming Loans	272.8%	248.2%	286.0%	268.5%	187.9%
Nonperforming Assets / Total Assets	0.27%	0.30%	0.29%	0.30%	0.40%
Net Loan Charge-offs	918	672	364	784	757
Net Loan Charge-offs (annualized) / Average Loans	0.28%	0.20%	0.11%	0.24%	0.23%

	2002	2002	2002	2002	2001	2002	2001
Selected Ratios (annualized):	4Q	3Q	2Q	1Q	4Q	Year-to-date	Year-to-date
Return on Average Assets	1.34%	1.44%	1.51%	1.43%	1.39%	1.43%	1.40%
Return on Average Shareholders' Equity	16.10%	16.71%	17.38%	16.24%	15.79%	16.60%	15.82%
Return on Average Shareholders' Realized Equity*	16.81%	17.29%	17.54%	16.62%	16.43%	17.06%	16.23%
Yield on Earning Assets (FTE)	5.86%	6.33%	6.70%	6.86%	6.99%	6.41%	7.43%
Cost of Interest Bearing Funds	2.64%	2.92%	2.99%	3.07%	3.49%	2.89%	4.04%
Net Interest Margin (FTE)	3.64%	3.90%	4.22%	4.31%	4.11%	4.00%	4.09%
Leverage Ratio	8.80%	8.61%	8.87%	8.86%	8.71%

* Excluding unrealized gain (loss) on investment securities available for sale.

Balance Sheet (Period End):	2002	2002	2002	2002	2001
	4Q	3Q	2Q	1Q	4Q
Assets	$ 2,490,864	$ 2,472,052	$ 2,292,155	$ 2,172,935	$ 2,208,971
Earning Assets	2,346,669	2,318,495	2,149,142	2,042,630	2,068,729
Securities	971,467	949,276	788,132	697,720	732,470
Loans, Net	1,333,292	1,344,199	1,346,288	1,329,071	1,316,609
Other Earning Assets	41,910	25,020	14,722	15,839	19,650
Total Deposits	1,979,822	1,951,199	1,788,711	1,707,431	1,746,862
Non-Interest Bearing Deposits	269,781	267,254	256,407	241,285	254,638
Interest Bearing Checking	249,646	251,571	185,455	175,527	169,156
Money Market	488,944	427,006	410,791	404,572	419,890
Savings	202,003	197,122	201,726	192,152	179,284
Time, under $100,000	526,885	534,967	525,893	495,432	489,345
Time, $100,000 or greater	242,563	273,279	208,439	198,463	234,549
Other Borrowings	253,906	255,002	250,169	219,829	215,820
Federal Home Loan Bank	162,750	162,750	162,750	142,750	127,750
Other Borrowings	91,156	92,252	87,419	77,079	88,070
Shareholders' Equity	206,206	208,666	198,153	188,868	189,349

Balance Sheet (Daily Average):	2002	2002	2002	2002	2001
	4Q	3Q	2Q	1Q	4Q
Assets	$ 2,491,372	$ 2,342,225	$ 2,221,868	$ 2,178,459	$ 2,176,384
Earning Assets	2,360,479	2,213,646	2,096,067	2,052,938	2,059,377
Securities	1,000,651	856,783	707,268	723,902	737,238
Loans, Net	1,337,848	1,339,041	1,340,543	1,315,458	1,305,607
Other Earning Assets	21,980	17,822	48,256	13,578	16,532
Total Deposits	1,966,489	1,831,087	1,732,297	1,700,516	1,703,490
Non-Interest Bearing Deposits	244,785	242,568	235,992	227,122	228,652
Interest Bearing Checking	248,302	203,621	180,305	167,710	159,376
Money Market	476,107	408,673	411,330	411,415	397,341
Savings	201,157	201,034	196,945	185,242	175,534
Time, under $100,000	529,515	533,923	507,885	487,131	494,542
Time, $100,000 or greater	266,623	241,268	199,840	221,896	248,045
Other Borrowings	263,062	253,855	242,938	228,578	226,499
Federal Home Loan Bank	162,750	162,750	159,179	138,750	127,750
Other Borrowings	100,312	91,105	83,759	89,828	98,749
Shareholders' Equity	206,739	201,402	192,786	192,407	191,124